UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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SCHEDULE 14A INFORMATION

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Cell Therapeutics, Inc.

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ON MARCH 17, 2010, CELL THERAPEUTICS, INC. (THE “COMPANY”) SENT THE FOLLOWING LETTER TO THE COMPANY’S SHAREHOLDERS REGARDING THE COMPANY’S SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 9, 2010.

LETTER TO SHAREHOLDERS

CELL THERAPEUTICS, INC.

To Our Shareholders:

I am writing concerning an urgent matter—our upcoming Special Meeting of Shareholders of Cell Therapeutics, Inc. (“CTI”) to be held on April 9, 2010 (the “Special Meeting”). According to your broker’s most recent records, your broker has not yet received your proxy in connection with the Special Meeting. Because of recent changes in regulations, your broker may no longer vote on your behalf without your specific instructions.

We want to take this opportunity to emphasize the importance of voting on the proposals for this upcoming Special Meeting. CTI has the potential to have our product, pixantrone, targeting aggressive non-Hodgkin’s lymphoma approved in 2010 and will meet with the Food and Drugs Administration’s (the “FDA”) Oncologic Drugs Advisory Committee (“ODAC”) to review the New Drug Application (“NDA”) for pixantrone on March 22, 2010. The FDA is then expected to make a final decision on approval by April 23, 2010. This drug is aimed at helping cancer patients who have limited medical options. Approval of pixantrone would also be a transformative event for us and it is critical as we move toward potential commercialization of pixantrone that we have the ability to access the capital markets to fund our operations to bring this drug to the patient community.

Most of our currently authorized common stock has been issued or is reserved for issuance. The proposal to increase our authorized capital stock would provide us with resources that are critical to our ability to continue to fund our operations as we move forward toward potential product milestones and would be in the best interest of our shareholders.

YOUR VOTE IS IMPORTANT. The Board of Directors unanimously recommends you vote “FOR” all of the proposals for the Special Meeting as described in our Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission on February 23, 2010 as soon as possible. You may vote over the internet or by telephone, or by following the instructions on the enclosed proxy card.

On behalf of the Board of Directors, thank you, and please feel free to contact our proxy solicitation agent toll-free at (888) 55PROXY or (888) 557-7699, or our investor relations department at (206) 272-4345, should you have any questions.

By Order of the Board of Directors,

Louis A. Bianco
Executive Vice President, Finance & Administration

Seattle, Washington

March 17, 2010

This letter to our shareholders includes forward-looking statements that involve a number of risks and uncertainties, the outcome of which could materially and/or adversely affect actual future results and the trading price of the securities of CTI. Specifically, the risks and uncertainties that could affect the development of pixantrone include risks associated with preclinical and clinical developments in the biopharmaceutical industry in general, and with pixantrone in particular, including, without limitation, the potential failure of pixantrone to prove safe and effective for the treatment of relapsed or refractory, aggressive NHL as determined by the FDA (including ODAC), that the FDA may postpone the ODAC meeting again, CTI’s ability to continue to raise capital as needed to fund its operations, competitive factors, technological developments, costs of developing, producing and selling pixantrone, and the risk factors listed or described from time to time in CTI’s filings with the U.S. Securities and Exchange Commission including, without limitation, CTI’s most recent filings on Forms 10-K, 10-Q and 8-K. Except as may be required by law, CTI does not intend to update or alter its forward-looking statements whether as a result of new information, future events, or otherwise.